Date of Grant: January 24, 2011

IRONWOOD GOLD CORP.

RESTRICTED STOCK AWARD AGREEMENT

THIS  AGREEMENT  is  made  by and  between  Ironwood Gold Corp. (“IROG” or the “Company”) and Anton S. Borozdin (“Director”).

1.  Award of Restricted Stock.  In consideration for services rendered by the Director, IROG hereby grants to Director, in the manner and subject to the conditions hereinafter provided, one hundred thousand (100,000) shares of IROG’s Common Stock (the “Restricted Stock”). As used in this Agreement, the term “Restricted Stock” refers to the stock granted under this Agreement and includes all securities received (a) in replacement of the Restricted Stock, (b) as a result of stock dividends or stock splits in respect of the Restricted Stock, and (c) in replacement of the Restricted Stock in a recapitalization, merger, reorganization or the like.

This Restricted Stock is specifically conditioned on compliance with the terms and conditions set forth herein.

2.  Vesting of Restricted Stock; Deliveries of Certificates.

2.1 Vesting.  The right to unrestricted ownership in the Restricted Stock under this Agreement shall vest with respect to all one hundred thousand (100,000) shares of Restricted Stock immediately on the Date of Grant set forth above.

2.2  Deliveries by IROG.  A certificate evidencing the Restricted Stock shall be issued by IROG in Director’s name, pursuant to which Director shall have voting rights and shall be entitled to receive all dividends. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares under this Agreement may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any federal or state securities law or regulation. IROG shall not be obligated to (a) issue or deliver any Restricted Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or regulation of any governmental authority or any national securities exchange, (b) qualify the issuance of the Restricted Stock in any jurisdiction, or (c) register the shares of Restricted Stock with the SEC.

3.  Adjustments.  Should any change be made to the Common Stock of IROG by reason of any stock split, reverse stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without IROG’s receipt of consideration, IROG shall make appropriate adjustments to the number and/or class of securities in effect under this Agreement in order to prevent the dilution or enlargement of benefits thereunder; provided however, that the number of shares subject to this Agreement shall always be a whole number and IROG shall make such adjustments as are necessary to insure this Restricted Stock Award is set as whole shares.

4.  Suspension and Cancellation of Stock

4.1  Mandatory Suspension and Cancellation of Stock.  In the event IROG reasonably believes Director has committed an act of misconduct including, but limited to acts specified below, IROG may suspend Director’s right in his Restricted Stock Award granted hereunder pending final determination by the Board of Directors of the Company (the “Board”). If Director is determined by the Board to have:

(a)           committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to IROG or a subsidiary;

(b)           deliberately disregarded the rules or policies of IROG or a subsidiary which resulted in loss, damage or injury to IROG or a subsidiary;

(c)            made any unauthorized disclosure of any trade secret or confidential information of IROG or a subsidiary;

(d)           induced any partner, collaborator, client or customer of IROG or a subsidiary to break any contract with IROG or a subsidiary or induced any principal for whom IROG or a subsidiary acts as agent to terminate such agency relations;

(e)           engaged in any substantial conduct which constitutes unfair competition with IROG or a subsidiary; or

(f)            violated any requirement of the Foreign Corrupt Practices Act or any analogous foreign regulations,

neither Director nor Director’s estate shall be entitled to shares of the Restricted Stock hereunder. The determination of the Board shall be final and conclusive. In making its determination, the Board shall give the Director an opportunity to appear and be heard at a hearing before the full Board and present evidence on Director’s behalf.

5.  Reservation of Shares.  IROG agrees that prior to the issuance of the Restricted Stock represented by this Agreement, there shall be reserved for issuance such number of IROG’s authorized and unissued shares as shall be necessary to satisfy the terms and conditions of this Agreement.

6.   Rights of Directors.

6.1  No Obligation To Employ.  Nothing in this Agreement will confer or be deemed to confer on Director any right to continue in the employ of, or to continue any other relationship with, IROG or a subsidiary or to limit in any way the right of IROG or a subsidiary to terminate Director’s employment or other relationship at any time, with or without cause.

6.2  Compliance With Code Section 162(m).  At all times when IROG determines that compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) is required or desired, the Restricted Stock if granted to a Named Executive Officer shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to this Agreement IROG may, subject to this Section 6, make any adjustments it deems appropriate.

7.  Director Representations.

7.1  Purchase for Own Account.  Director represents that he is acquiring the Restricted Stock solely for his own account and beneficial interest for investment and not for sale or with a view to distribution of the Restricted Stock or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

7.2  Information and Sophistication.  Director hereby: (i) acknowledges that he has received all the information he has requested from the Company and that he considers necessary or appropriate for deciding whether to acquire the Restricted Stock, (ii) represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Restricted Stock and to obtain any additional information necessary to verify the accuracy of such information and (iii) further represents that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risk of this investment.

7.3  Ability to Bear Economic Risk.  Director acknowledges that investment in the Restricted Stock involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Restricted Stock for an indefinite period of time and to suffer a complete loss of his investment.

7.4  Foreign Persons.  If Director is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Director hereby represents that he has satisfied himself as to the full observance of the laws of his jurisdiction in connection with any invitation to purchase the Restricted Stock or any use of this Agreement, including (i) the legal requirements within his jurisdiction for the purchase of the Restricted Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Restricted Stock.  The Company’s offer and sale and Director’s subscription and payment for and continued beneficial ownership of the Restricted Stock will not violate any applicable securities or other laws of Director’s jurisdiction.

7.5  Further Assurances.  Director agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal Restricted Stock laws or other regulatory approvals.

8.  Securities Law And Other Regulatory Compliance. IROG shall not be obligated to issue any Restricted Stock with respect to this Agreement unless such shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares are otherwise in compliance with all applicable securities laws. Director may be required to furnish representations or undertakings deemed appropriate by IROG to enable the offer and sale of the shares or subsequent transfers of any interest in such shares to comply with applicable securities laws. Evidences of ownership of shares acquired with respect to this Agreement shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws or this Agreement.

9.  Restricted Securities.  Director understands that the Restricted Stock are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. Accordingly, the Restricted Stock, absent an effective registration statement, can only be sold pursuant to an exemption from registration, such as Rule 701 or Rule 144 of the Securities Act. Director understands that the Company is under no obligation to register any of the securities sold hereunder.

10. Restrictive Legends and Stop-Transfer Orders.

10.1  Legends.  Director understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Restricted Stock, together with any other legends that may be required by state or federal securities laws, the Company’s Articles of Incorporation or Bylaws, any other agreement between Director and the Company or any agreement between Director and any third party:

THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

10.2  Stop-Transfer Instructions.  Director agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

10.3  Refusal to Transfer.  The Company will not be required (i) to transfer on its books any Restricted Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Restricted Stock, or to accord the right to vote or pay dividends, to any purchaser or other transferee to whom such Restricted Stock have been so transferred.

11.  Attorneys’ Fees.  In the event of any litigation, arbitration, or other proceeding arising out of this Agreement, the prevailing party shall be entitled to an award of costs, including an award of reasonable attorneys’ fees. Any judgment, order, or award entered in any such proceeding shall designate a specific sum as an award of attorneys’ fees and costs incurred. This attorneys’ fee provision is intended to be severable from the other provisions of this Agreement, shall survive any judgment or order entered in any proceeding, and shall not be deemed merged into any such judgment or order, so that such further fees and costs as may be incurred in the enforcement of an award or judgment or in defending it on appeal shall likewise be recoverable by further order of a court or panel or in a separate action as may be appropriate.

12.  Miscellaneous Provisions.

12.1  Notice.  All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.

To the Director:	Anton S. Borozdin
c/o Ironwood Gold Corp.
7047 E. Greenway Parkway #250
Scottsdale, AZ 85254

To IROG:	Ironwood Gold Corp.
7047 E. Greenway Parkway #250
Scottsdale, AZ 85254

          12.2  Entire Agreement.  This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

         12.3  Severability; Conflicts.  Should any provision of this Agreement be held to be invalid or illegal, such illegality shall not invalidate the whole of the Agreement, but, rather, the Agreement shall be construed as if it did not contain the illegal part or narrowed to permit its enforcement, and the rights and obligations of the parties shall be construed and enforced accordingly.

         12.4  Choice of Law; Venue.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, as such laws are applied to contracts entered into and performed in such state. Any action brought in connection with this Agreement shall be subject the exclusive jurisdiction of the state and federal courts sitting in Nevada in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.

         12.5  Binding Effect.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, and successors.

         12.6  Counterparts.  This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Restricted Stock Award Agreement has been executed as of the 24th day of January, 2011.

IROG:

Ironwood Gold Corp.

/s/ Behzad Shayanfar
Behzad Shayanfar
Chief Executive Officer

DIRECTOR:

/s/ Anton S. Borozdin
Anton S. Borozdin